SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2009
BORGWARNER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)
3850 Hamlin Road, Auburn Hills, Michigan 48326
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 754-9200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
     On April 30, 2009, and as disclosed in its Form 8-K filed on April 30, 2009 (the “Original Filing”), BorgWarner Inc. amended its Credit Agreement dated July 22, 2004 pursuant to an Amendment No.1 and Consent Agreement dated as of April 30, 2009 among BorgWarner Inc., as borrower, Bank of America, N.A., as Administrative Agent, the Co-Syndication Agents named therein, the Documentation Agents named therein and the Lenders parties thereto. On June 1, 2009, BorgWarner and the Administrative Agent entered into the security agreement and the pledge agreement contemplated by the Amended Credit Agreement. Copies of the security agreement and the pledge agreement are attached hereto as Exhibits 10.4, and 10.5, respectively, and are incorporated herein by this reference.
The Original Filing contains descriptions of (i) the Amendment No.1 and Consent Agreement dated as of April 30, 2009 among BorgWarner Inc., as borrower, Bank of America, N.A., as Administrative Agent, the Co-Syndication Agents named therein, the Documentation Agents named therein and the Lenders parties thereto (“Amendment No. 1”), (ii) the Credit Agreement dated July 22, 2004 as amended by Amendment No. 1 (the “Amended Credit Agreement”) and (iii) the guarantee of the borrower’s indebtedness by certain of its subsidiaries (the “Guaranty”). The descriptions of those documents are qualified in their entirety by reference to the full text of Amendment No.1, the Amended Credit Agreement, and the Guaranty, the forms of which were attached as Exhibits 10.2, 10.3 and 10.4, respectively, to the Original Filing and are incorporated therein and herein by this reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits. The following exhibits are being filed as part of this Report.

Exhibit
Number	Description

10.4	Form of Security Agreement among BorgWarner Inc., as borrower, certain of the borrower’s subsidiaries, and Bank of America, N.A., as Administrative Agent, for the lenders.

10.5	Form of Unlimited Pledge Agreement among BorgWarner Inc., as borrower, certain of the borrower’s subsidiaries, and Bank of America, N.A., as Administrative Agent, for the lenders. Credit Agreement dated as of July 22, 2004

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORGWARNER INC.
Date: June 2, 2009	By:	/s/ John J. Gasparovic
	Name:	John J. Gasparovic
Its: Secretary